Exhibit 99.1

INDEX TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Page
UNAUDITED CONDENSED FINANCIAL STATEMENTS:
Unaudited Condensed Balance Sheets as of September 30, 2023 and December 31, 2022	2
Unaudited Condensed Statements of Operations for the Nine Months Ended September 30, 2023 and 2022	3
Unaudited Condensed Statements of Changes in Convertible Preferred Stock/Units and Stockholders’ Deficit/Members’ Deficit for the Nine Months Ended September 30, 2023 and 2022	4
Unaudited Condensed Statements of Cash Flows for the Nine Months Ended September 30, 2023 and 2022	5
Notes to Unaudited Condensed Financial Statements	6

TOURMALINE BIO, INC.

Condensed Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$78,043	$8,258
Prepaid expenses	1,619	54

Total current assets	79,662	8,312
Property and equipment, net	94	81
Restricted cash	227	216
Operating lease right-of-use asset	396	489
Deferred offering costs	4,756	—

Total assets	$85,135	$9,098

Liabilities, convertible preferred stock and stockholders’ deficit
Current liabilities
Accounts payable	$1,014	$401
Accrued expenses and other current liabilities	3,238	800
Operating lease liability, current	220	162

Total current liabilities	4,472	1,363
Operating lease liability, non-current	233	342
Other liabilities	65	—

Total liabilities	4,770	1,705

Commitments and Contingencies (Note 11)
Series A convertible preferred stock, $0.0001 par value – 128,148,529 shares authorized, issued and outstanding as of September 30, 2023 and 27,125,000 shares authorized, issued and outstanding December 31, 2022	127,772	27,125
Stockholders’ deficit
Common stock, $0.0001 par value – 231,000,000 shares authorized and 19,589,325 shares issued and outstanding as of September 30, 2023, 50,000,000 shares authorized and 10,875,000 shares issued and outstanding and December 31, 2022	1	—
Additional paid-in capital	1,741	195
Accumulated deficit	(49,149)	(19,927)

Total stockholders’ deficit	(47,407)	(19,732)

Total liabilities, convertible preferred stock and stockholders’ deficit	$85,135	$9,098

The accompanying notes are an integral part of these condensed financial statements.

TOURMALINE BIO, INC.

Condensed Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Operating expenses:
Research and development	$24,353	$13,733
General and administrative	6,166	1,048

Total operating expenses	30,519	14,781

Loss from operations	(30,519)	(14,781)
Other income, net	1,297	—
Net loss	$(29,222)	$(14,781)

Net loss per share attributable to common stockholders, basic and diluted	$(2.35)	$(1.36)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	12,456,670	10,875,000

The accompanying notes are an integral part of these condensed financial statements.

TOURMALINE BIO, INC.

Condensed Statements of Changes in Convertible Preferred Stock/Units and Stockholders’ Deficit/Members’ Deficit

(In thousands, except share data)

(Unaudited)

	Series A Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of December 31, 2022	27,125,000	$27,125	10,875,000	$—	$195	$(19,927)	$(19,732)
Issuance of Series A convertible preferred stock, net of issuance costs	92,200,000	91,823	—	—	—	—	—
Issuance of Series A convertible preferred stock pursuant to anti-dilution provision of the Pfizer License Agreement	8,823,529	8,824	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	1,515	—	1,515
Issuance of common stock from exercise of stock options, including early exercises	—	—	8,714,325	1	6	—	7
Vesting of early exercised stock options	—	—	—	—	25	—	25
Net loss	—	—	—	—	—	(29,222)	(29,222)

Balance as of September 30, 2023	128,148,529	$127,772	19,589,325	$1	$1,741	$(49,149)	$(47,407)

	Series A Convertible Preferred Units		Series A Convertible Preferred Stock		Common Units		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Members’ Deficit/ Stockholders’ Deficit
	Units	Amount	Shares	Amount	Units*	Amount	Shares	Amount
Balance as of December 31, 2021*	—	$—	—	$—	10,875,000	$—	—	$—	—	$(226)	$(226)
Conversion of common units to common stock*	—	—	—	—	(10,875,000)	—	10,875,000	—	—	—	—
Issuance of Series A convertible preferred units	27,125,000	27,125	—	—	—	—	—	—	—	—	—
Conversion of Series A convertible preferred units to Series A convertible preferred stock	(27,125,000)	(27,125)	27,125,000	27,125	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	(14,781)	(14,781)

Balance as of September 30, 2022	—	$—	27,125,000	$27,125	—	$—	10,875,000	$—	$—	$(15,007)	$(15,007)

*	Amounts were calculated giving effect to the May 3, 2022 stock split where one common unit was exchanged for 6.39697802 common units. See Note 9.

The accompanying notes are an integral part of these condensed financial statements.

TOURMALINE BIO, INC.

Condensed Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(29,222)	$(14,781)
Adjustments to reconcile net loss to net cash used in operating activities:
In-process research and development expense	8,824	12,125
Stock-based compensation expense	1,515	—
Non-cash lease expense	93	—
Depreciation expense	22	1
Other non-cash items	10	—
Changes in operating assets and liabilities:
Prepaid expenses	(1,565)	(83)
Accounts payable	551	40
Accrued expenses and other liabilities	1,044	737

Net cash used in operating activities	(18,728)	(1,961)

Cash flows from investing activities:
Purchases of property and equipment	(54)	(13)
Acquisition of in-process research and development	—	(5,000)

Net cash used in investing activities	(54)	(5,013)

Cash flows from financing activities:
Proceeds from issuance of Series A convertible preferred stock, net of issuance costs	91,823	20,000
Proceeds from exercise of stock options	144	—
Payment of deferred offering costs	(3,389)	—
Proceeds from issuance of related party note payable	—	250
Repayment of related party notes payable	—	(400)

Net cash provided by financing activities	88,578	19,850

Net increase in cash, cash equivalents, and restricted cash	69,796	12,876
Cash, cash equivalents, and restricted cash — Beginning of period	8,474	150

Cash, cash equivalents, and restricted cash — End of period	$78,270	$13,026

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	78,043	$12,810
Restricted cash	227	216

Total cash, cash equivalents, and restricted cash	$78,270	$13,026

Supplemental Disclosures of Non-Cash Items:
Issuance of Series A convertible preferred stock pursuant to Pfizer License Agreement	$8,824	$7,125
Purchases of property and equipment included in accounts payable and accrued expenses	$—	$3
Unpaid deferred offering costs included in accounts payable and accrued expenses	$1,366	$—

The accompanying notes are an integral part of these condensed financial statements.

TOURMALINE BIO, INC.

Notes to Condensed Financial Statements

(in thousands, except share, per share data, and percentages)

(Unaudited)

1.	Description of Business

Tourmaline Bio, Inc. (the “Company”) is a late-stage biotechnology company that is developing transformative medicines that dramatically improve the lives of patients with life-altering immune diseases. The Company is developing TOUR006, a fully human monoclonal antibody that selectively binds to interleukin-6, a key proinflammatory cytokine involved in the pathogenesis of many autoimmune and inflammatory disorders. Founded on September 17, 2021, the Company is headquartered in New York City.

Liquidity

The Company has incurred recurring losses since its inception, including a net loss of $29,222 and $14,781 for the nine months ended September 30, 2023 and 2022, respectively. In addition, the Company had an accumulated deficit of $49,149 as of September 30, 2023. The Company expects to continue to generate operating losses for the foreseeable future. Through September 30, 2023, the Company has been financed primarily through the issuance of its Series A convertible preferred stock. As the Company continues its expansion, it will rely on additional financing, however, there can be no assurance that any additional financing will be available to the Company on acceptable terms, if at all. If events or circumstances occur such that the Company does not obtain additional financing, it will most likely be required to reduce its plans and/or certain discretionary spending, which could have a material adverse effect on the Company’s ability to achieve its intended business objectives.

The Company’s future operations are highly dependent on a combination of factors, including (1) the timely and successful completion of additional financing discussed above; (2) the success of the Company’s research and development programs; (3) the Company’s ability to manage growth of the organization; (4) the Company’s ability to protect the Company’s technology and product candidates; and, ultimately, (5) regulatory approval and market acceptance of the Company’s product candidates.

The accompanying condensed financial statements do not include any adjustments that might be necessary if it were unable to continue as a going concern. Management believes that it has sufficient working capital on hand to fund operations through at least the next twelve months from the date of the issuance of these condensed financial statements.

Macroeconomic Considerations

Worldwide economic conditions remain uncertain and the Company continues to monitor the impact of macroeconomic conditions, including those related to COVID-19, the Russia-Ukraine war, hostilities in the Middle East, inflation and rising interest rates. The effect of macroeconomic conditions may not be fully reflected in the Company’s results of operations until future periods. If, however, economic uncertainty increases or the global economy worsens, the Company’s business, financial condition and results of operations may be harmed.

Although the Company does not believe that inflation has had a material impact on its financial position or results of operations to date, the Company may experience increases in the near future on its operating costs, including its labor costs and research and development costs, due to supply chain constraints, consequences associated with COVID-19, the ongoing conflict between Russia and Ukraine, hostilities in the Middle East, employee availability and wage increases, which may result in additional stress on its working capital resources.

Proposed Merger

On June 22, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Talaris Therapeutics, Inc. (“Talaris”), a Delaware company, pursuant to which, among other matters, Terrain Merger Sub, Inc., a direct, wholly owned subsidiary of Talaris (“Merger Sub”), will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Talaris (such transaction, the “Merger”), whereby all of the Company’s shares would be exchanged by Talaris for shares of Talaris common stock, subject to certain assumptions, including, but not limited to, (a) Talaris’ net cash as of the closing being approximately $67,500, (b) the Company raising approximately $75,000 in a pre-closing financing, (c) a valuation for Talaris equal to $82,500 and (d) a valuation for the Company equal to $230,000. Simultaneous with the execution and delivery of the Merger Agreement, the Company also entered into a Securities Purchase Agreement (the “Pre-Closing Financing Agreement”) with

TOURMALINE BIO, INC.

Notes to Condensed Financial Statements

(in thousands, except share, per share data, and percentages)

(Unaudited)

various entities and investors to purchase shares of common stock in connection with a private placement for aggregate gross proceeds to the Company of $75,000 that is expected to close contemporaneously with the Merger (the “Pre-Closing Financing”). As outlined in Note 13, the Company subsequently consummated the Merger and the Pre-Closing Financing. The Merger is expected to be accounted for as a reverse recapitalization in accordance with United States Generally Accepted Accounting Principles (“GAAP”).

2.	Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed balance sheet as of September 30, 2023, the condensed statements of operations and condensed statements of convertible preferred stock/units and stockholders’ deficit/members’ deficit for the nine months ended September 30, 2023 and 2022, and the condensed statements of cash flows for the nine months ended September 30, 2023 and 2022, are unaudited. The balance sheet as of December 31, 2022 was derived from the audited financial statements as of and for the year ended December 31, 2022. The unaudited interim condensed financial statements have been prepared on a basis consistent with the audited annual financial statements as of and for the year ended December 31, 2022, and, in the opinion of management, reflect all adjustments, consisting solely of normal recurring adjustments, necessary for the fair presentation of the Company’s financial position as of September 30, 2023. The financial data and other information disclosed in these notes related to the nine months ended September 30, 2023 and 2022 are also unaudited. The condensed results of operations for the nine months ended September 30, 2023 are not necessarily indicative of the results to be expected for the full year ending December 31, 2023 or any other period.

The accompanying unaudited condensed financial statements have been prepared in accordance with GAAP for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. These condensed financial statements should be read in conjunction with the financial statements as of and for the year ended December 31, 2022 and related notes thereto included in the final prospectus on Form 424(b)(3) filed with the United States Securities and Exchange Commission on September 15, 2023.

Significant Accounting Policies

There have been no material changes in the Company’s significant accounting policies from those disclosed in the audited financial statements and related notes thereto as of and for the year ended December 31, 2022 included in the in the final prospectus on Form 424(b)(3) filed with the United States Securities and Exchange Commission on September 15, 2023 outside of the following:

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. As of September 30, 2023, cash and cash equivalents consisted of cash on deposit held in an operating account and money market fund holdings. As of December 31, 2022, the Company did not hold any cash equivalents.

Fair Value Measurements

Certain assets and liabilities are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

•	Level 1—Quoted prices in active markets for identical assets or liabilities.

TOURMALINE BIO, INC.

Notes to Condensed Financial Statements

(in thousands, except share, per share data, and percentages)

(Unaudited)

•

Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

•

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The Company’s cash equivalents are carried at fair value, determined according to the fair value hierarchy described above (see Note 4).

Deferred Offering Costs

Deferred offering costs consist of accounting fees and legal fees that are directly associated with the Merger and Pre-Closing Financing, as described further in Note 1 and Note 13. Upon consummation of the Merger, these costs will be recorded as a reduction of additional paid-in capital.

Basic and Diluted Net Loss per Share

Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities. The Company considers its Series A convertible preferred stock and common stock issued subject to repurchase (related to early exercised stock options) to be participating securities. Net loss is attributed to common stockholders and participating securities based on their participation rights. Net loss attributable to common stockholders is not allocated to the Series A convertible preferred stock or common stock issued subject to repurchase as these holders do not have a contractual obligation to share in any losses.

Under the two-class method, basic net loss per share attributable to common stockholders is computed by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period.

Diluted net loss per share attributable to common stockholders includes the effect, if any, from common stock issued subject to repurchase and the potential exercise or conversion of securities such as convertible preferred stock and stock options, which would result in the issuance of incremental shares of common stock. The Company has not adjusted its weighted average number of common shares outstanding in the calculation of diluted loss per share attributable to common stockholders as the Company reported a net loss for all periods presented and the effect of the aforementioned securities is anti-dilutive.

The following table sets forth the computation of basic and diluted net loss per share attributable to common stockholders:

	Nine Months Ended September 30,
	2023	2022
Numerator:
Net loss attributable to common stockholders	$(29,222)	$(14,781)
Denominator:
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	12,456,670	10,875,000

Net loss per share attributable to common stockholders, basic and diluted	$(2.35)	$(1.36)

TOURMALINE BIO, INC.

Notes to Condensed Financial Statements

(in thousands, except share, per share data, and percentages)

(Unaudited)

The following potentially dilutive securities have been excluded from the calculation of diluted net loss per share due to their anti-dilutive effect:

	September 30,
	2023	2022
Series A convertible preferred stock	128,148,529	27,125,000
Outstanding stock options under 2022 Equity Incentive Plan	17,593,400	—
Common stock subject to repurchase related to early exercised stock options	5,637,352	—

Total	151,379,281	27,125,000

Recently Adopted Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASC 326”), which replaces the existing incurred loss impairment model with an expected credit loss model and requires a financial asset measured at amortized cost to be presented at the net amount expected to be collected. The Company adopted ASC 326 on January 1, 2023. The adoption did not have an impact on the Company’s condensed financial statements.

3.	Pfizer License Agreement

On May 3, 2022 (the “Effective Date”), the Company entered into a License Agreement (the “Pfizer License Agreement”) with Pfizer, pursuant to which the Company obtained an exclusive, sublicensable, royalty-bearing, worldwide right to use and license under certain know-how for the development, commercialization and manufacture of PF-04236921 (the “Compound”) and any pharmaceutical or biopharmaceutical product incorporating the Compound (the “Product”), for the treatment, diagnosis, or prevention of any and all diseases, disorders, illnesses and conditions in humans and animals. In consideration for the license and other rights the Company received under the Pfizer License Agreement, the Company paid Pfizer an upfront payment of $5,000 and issued 7,125,000 units of the Company’s Series A convertible preferred units, representing a 15% interest in the Company on a fully-diluted basis. The units were issued for $1.00 per unit, totaling $7,125. In accordance with ASC 805, the Pfizer License Agreement was accounted for as an asset acquisition as the licensed compound represented substantially all of the fair value of the gross assets acquired. On the Effective Date, the licensed compound had not yet received regulatory approval and did not have an alternative use. Accordingly, the total consideration transferred of $12,125 was recorded as research and development expense in the condensed statement of operations for the nine months ended September 30, 2022.

As additional consideration for the license, the Company is obligated to pay Pfizer up to $128,000 upon the achievement of specific development and regulatory milestones. The Company is also obligated to pay Pfizer up to $525,000 upon the first achievement of specific sales milestones. The Company is also obligated to pay Pfizer a marginal royalty rate in the low double digits (less than 15%), subject to specified royalty reductions. The royalty term, on a Product-by-Product and country-by-country basis, begins on the first commercial sale of such Product and expires upon the later of twelve years following the date of the first commercial sale or the expiration of regulatory exclusivity protecting such Product. In the event the Company completes a Change of Control transaction (as defined in the Pfizer License Agreement) prior to completing a Go-Public Event (as defined in the Pfizer License Agreement), the Company will be obligated to pay Pfizer a one-time payment in the low-eight digits (up to $20,000); the amount of such payment is based on the timing of the transaction. The Merger (see Note 1 and Note 13) qualifies as a Go-Public Event, and therefore, the Company’s obligation to make this payment shall no longer apply. Additionally, in the event the Company completes a Significant Transaction (as defined in the Pfizer License Agreement) (regardless of whether or not a Go-Public Event has occurred), the Company will be obligated to pay Pfizer a one-time payment in the low-eight digits (up to $20,000); the amount of such payment is based on the timing of the transaction.

As of September 30, 2023, the Company does not owe any amounts under the Pfizer License Agreement and no royalties or milestone payments have been paid to date under the Pfizer License Agreement.

TOURMALINE BIO, INC.

Notes to Condensed Financial Statements

(in thousands, except share, per share data, and percentages)

(Unaudited)

The Pfizer License Agreement originally contained an anti-dilution provision allowing Pfizer to maintain a 15% interest in the Company on a fully-diluted basis unless and until certain thresholds are met, whereupon the anti-dilution provision would no longer apply. As outlined further within Note 8, on May 2, 2023, the Company issued 8,823,529 additional shares of Series A convertible preferred stock to Pfizer pursuant this anti-dilution provision. The Company recognized research and development expense of $8,824 related to this issuance of Series A convertible preferred stock. Subsequent to the issuance of these additional shares of Series A convertible preferred stock, the anti-dilution provision is no longer in force and effect.

4.	Fair Value Measurements

The Company measures the fair value of money market funds based on quoted prices in active markets for identical securities. The carrying amounts reflected in the condensed balance sheets for cash, prepaid expenses, accounts payable and accrued expenses approximate their fair values, due to their short-term nature.

Assets measured at fair value on a recurring basis as of September 30, 2023 were as follows:

	Level 1	Level 2	Level 3	Total
Money market funds (included in cash and cash equivalents)	$73,790	$—	$—	$73,790

Total	$73,790	$—	$—	$73,790

The Company maintained no money market funds as of December 31, 2022.

5.	Property and Equipment, Net

Property and equipment, net as of September 30, 2023 and Deember 31, 2022 consisted of the following:

	Estimated Useful Life (Years)	September 30, 2023	December 31, 2022
Leasehold improvements	Lesser of lease term or 10 years	$73	$64
Computer and office equipment	3 years	49	23

Total property and equipment		122	87
Less: accumulated depreciation		(28)	(6)

Total property and equipment, net		$94	$81

The Company recognized depreciation expense of $22 for the nine months ended September 30, 2023 and $1 for the nine months ended September 30, 2022.

TOURMALINE BIO, INC.

Notes to Condensed Financial Statements

(in thousands, except share, per share data, and percentages)

(Unaudited)

6.	Accrued Expenses and Other Current Liabilities

The following table summarizes the Company’s accrued expenses and other current liabilities as of September 30, 2023 and December 31, 2022:

	September 30,	December 31,
	2023	2022
Deferred offering costs	$1,300	$—
Accrued bonus	1,181	446
Accrued consulting	310	81
Accrued clinical and manufacturing costs	172	185
Accrued legal fees	81	54
Early exercise liability, current portion	47	—
Other accrued expenses and other current liabilities	147	34

Total accrued expenses and other current liabilities	$3,238	$800

7.	Leases

The Company has one non-cancelable operating lease for its corporate offices in New York, New York. The lease expires in 2026.

Lease Costs

Nine Months Ended September 30, 2023
Operating lease cost	$150

Total lease cost	$150

For the nine months ended September 30, 2023, the Company did not incur any short-term lease costs or variable lease costs. The Company did not have any leases during the nine months ended September 30, 2022.

Supplemental Information

The table below presents supplemental information related to the New York operating lease as of September 30, 2023 and December 31, 2022:

	September 30, 2023	December 31, 2022
Remaining lease term (in years):
Operating lease	2.4	3.2
Discount rate:
Operating lease	15.6%	15.6%

For the nine months ended September 30, 2023, operating cash flows from the Company’s operating lease totaled $108.

Maturities of Lease Liability

The maturity analysis of the lease liability related to the Company’s New York operating lease as of September 30, 2023 is as follows:

Year Ended December 31,	Amount
Remainder of fiscal 2023	$54
2024	221
2025	227
2026	38

Total lease payments	$540
Less imputed interest	(87)

Total operating lease liability	$453

8.	Convertible Preferred Stock

On April 18, 2022, the Company entered into the Series A Preferred Securities Purchase Agreement with various entities and individuals for the purchase of Series A convertible preferred units. As part of this agreement, the Company authorized the issuance and sale of up to 20,000,000 shares of its Series A convertible preferred units, for total proceeds of $20,000. The Series A convertible preferred units were convertible into the Company’s common units at a 1:1 ratio. The purchase price per share of the Series A convertible preferred units was $1.00. The obligations of the parties to purchase and sell the Series A convertible preferred units were subject to the Company entering into the Pfizer License Agreement.

TOURMALINE BIO, INC.

Notes to Condensed Financial Statements

(in thousands, except share, per share data, and percentages)

(Unaudited)

In consideration of the license and rights granted under the Pfizer License Agreement outlined within Note 3, the Company also issued to Pfizer 7,125,000 Series A convertible preferred units, equivalent to a value of $7,125, representing a 15% interest in the Company on a fully-diluted basis.

On September 2, 2022, Tourmaline Bio, LLC converted from being a Delaware limited liability company to Tourmaline Bio, Inc, a Delaware corporation (the “Conversion”). As part of the Conversion, Series A preferred units were converted on a 1:1 ratio to shares of Series A convertible preferred stock. Upon the Conversion, the Company is authorized to issue up to 27,125,000 shares of Series A convertible preferred stock with a par value of $0.0001.

On May 2, 2023 (the “Closing Date”), the Company entered into a Series A Preferred Stock Purchase Agreement with various entities and individuals for the purchase of additional shares of Series A convertible preferred stock (the “Series A Extension”). On the Closing Date, the Company authorized the issuance and sale of 92,200,000 shares of Series A convertible preferred stock, for total proceeds of $92,200.

In addition, pursuant to the anti-dilution provision of the Pfizer License Agreement outlined within Note 3, the Company issued 8,823,529 shares of Series A convertible preferred stock to Pfizer in connection with the Series A Extension and recognized $8,824 as research and development expense. The additional shares of Series A convertible preferred stock have the same terms and conditions as the Series A convertible preferred stock previously issued during the year ended December 31, 2022. Upon consummation of the Series A Extension, the anti-dilution provision of the Pfizer License Agreement is no longer in force and effect.

The Company classifies the Series A convertible preferred stock outside of stockholders’ deficit/members’ deficit, as the shares have redemption features that are not entirely within the control of the Company.

As of September 30, 2023 and December 31, 2022, the number of shares authorized, issued and outstanding and the liquidation values of the Series A convertible preferred stock were as follows:

	September 30, 2023
Convertible Preferred Stock	Shares Authorized	Shares Issued and Outstanding	Liquidation Preference Per Share	Net Carrying Value	Liquidation Value
Series A	128,148,529	128,148,529	$1.00	$127,772	$128,149

Total	128,148,529	128,148,529	$1.00	$127,772	$128,149

	December 31, 2022
Convertible Preferred Stock	Shares Authorized	Shares Issued and Outstanding	Liquidation Preference Per Share	Net Carrying Value	Liquidation Value
Series A	27,125,000	27,125,000	$1.00	$27,125	$27,125

Total	27,125,000	27,125,000	$1.00	$27,125	$27,125

The following are the relevant terms related to the Series A convertible preferred stock:

Dividends

The holders of the Series A convertible preferred stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A convertible preferred stock in an amount at least equal to (i) in the case of a dividend on common stock or any class or series that is convertible into common stock, that dividend per share of the Series A convertible preferred stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into common stock and (B) the number of shares of common stock issuable upon conversion of a share of the Series A convertible preferred stock, in each case calculated on the record date for determination of holders entitled to receive such dividend. Since the Company’s inception, no dividends have been declared or paid.

TOURMALINE BIO, INC.

Notes to Condensed Financial Statements

(in thousands, except share, per share data, and percentages)

(Unaudited)

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A convertible preferred stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, and in the event of a merger, consolidation or sale, lease, transfer, exclusive license or other disposition of all of substantially all of the assets of the Company (“Deemed Liquidation Event”), the holders of shares of Series A convertible preferred stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders, before any payment shall be made to the holders of common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) $1.00 per share (“Original Issue Price”), plus any dividends declared but unpaid thereon or (ii) such amount per share as would have been payable had all shares of Series A convertible preferred stock been converted into common stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event. If upon any such liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A convertible preferred stock the full amount to which they shall be entitled, the holders of shares of Series A convertible preferred stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Conversion

Each share of Series A convertible preferred stock shall be convertible, at the option of the holder into such number of fully paid and non-assessable shares of common stock as is determined by dividing the applicable Original Issue Price by the applicable Conversion Price in effect at the time of conversion, as defined by the Certificate of Incorporation, as amended. The “Conversion Price” applicable to the Series A convertible preferred stock shall initially be equal to $1.00 per share.

Each share of Series A convertible preferred stock will automatically convert to common stock upon the earliest of an initial public offering resulting in $50,000 of gross proceeds, a direct listing, a special purpose acquisition company transaction or reverse merger, or at the occurrence of an event specified by vote or written consent of the requisite holders.

Voting

Each holder of outstanding shares of Series A convertible preferred stock shall be entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Series A convertible preferred stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions, holders of Series A convertible preferred stock shall vote together with the holders of common stock as a single class and on an as converted to common stock basis.

Redemption

No shares of convertible preferred stock are unilaterally redeemable by either the stockholders or the Company; however, the Company’s Certificate of Incorporation, as amended, provides that upon any liquidation event such shares shall be entitled to receive the applicable liquidation preference.

9.	Common Stock

On May 3, 2022, the Company effected a stock split and each common unit in Tourmaline Bio, LLC was exchanged for 6.39697802 common units. Subsequently, as part of the Conversion outlined within Note 8, the Company converted all its equity interests of Tourmaline Bio, LLC into equity interests of Tourmaline Bio, Inc. Each common unit in the LLC was exchanged for 1.00 shares of the corporation.

As of September 30, 2023, the Company is authorized to issue 231,000,000 shares of common stock with a par value of $0.0001. Holders of common stock are entitled to one vote per share. In addition, holders of common stock are entitled to receive dividends, if and when declared by the Company’s Board of Directors. As of September 30, 2023, no dividends had been declared.

TOURMALINE BIO, INC.

Notes to Condensed Financial Statements

(in thousands, except share, per share data, and percentages)

(Unaudited)

As of September 30, 2023 and December 31, 2022, the Company had reserved for future issuance the following number of shares of common stock:

	September 30,	December 31,
	2023	2022
Series A convertible preferred stock	128,148,529	27,125,000
Stock options outstanding under 2022 Equity Incentive Plan	17,593,400	5,073,000
Shares available for future grants under 2022 Equity Incentive Plan	11,410,752	4,427,000

Total	157,152,681	36,625,000

10.	Stock-Based Compensation

2022	Equity Incentive Plan

On September 2, 2022, the Board of Directors and the stockholders of the Company adopted the 2022 Equity Incentive Plan (the “2022 Plan”), which provides for the grant of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and other stock awards to employees and consultants of the Company and non-employee directors of the Company. The 2022 Plan was subsequently amended in June 2023 to increase the number of shares of common stock authorized for issuance under the 2022 Plan. Subsequent to this amendment, the Company can now issue up to 29,004,152 shares of common stock under the 2022 Plan. As of September 30, 2023, there were 11,410,752 shares available for future issuance under the 2022 Plan.

Total stock-based compensation expense recognized in the Company’s condensed statements of operations for the nine months ended September 30, 2023 and 2022 was as follows:

	Nine Months Ended September 30,
	2023	2022
General and administrative	$1,160	$—
Research and development	355	—

Total	$1,515	$—

Stock Option Activity

The Company did not grant any stock options from inception through September 30, 2022. The fair value of stock options granted during the nine months ended September 30, 2023 was calculated on the date of grant using the following assumptions:

Nine Months Ended September 30, 2023
Common stock price	$0.22 - $1.11
Risk-free interest rate	3.40% - 4.36%
Dividend yields	0%
Volatility	82.19% - 84.28%
Expected term (in years)	5.47 – 6.08

Using the Black-Scholes option pricing model, the weighted-average grant date fair value of stock options granted for the nine months ended September 30, 2023 was $0.47 per share.

TOURMALINE BIO, INC.

Notes to Condensed Financial Statements

(in thousands, except share, per share data, and percentages)

(Unaudited)

The following table summarizes stock option activity under the 2022 Plan during the nine months ended September 30, 2023:

	Number of Stock Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value of Outstanding Stock Options
Outstanding — December 31, 2022	5,073,000	$0.01	7.24	$1,722

Granted	21,234,725	0.56
Exercised (1)	(8,714,325)	0.02
Forfeited and expired	—	—

Outstanding — September 30, 2023	17,593,400	$0.67	9.73	$7,807

Exercisable — September 30, 2023	475,000	$0.01	9.34	$523

(1)	During the nine months ended September 30, 2023, 8,115,628 stock options were early exercised. See ‘Early Exercise of Stock Options’ below.

The total grant date fair value of stock options vested for the nine months ended September 30, 2023 was $923. The aggregate intrinsic value of stock options exercised during the nine months ended September 30, 2023 was $1,773. As of September 30, 2023 the total unrecognized stock-based compensation expense related to unvested stock options was $9,911, which the Company expects to recognize over a weighted-average period of 3.37 years.

Early Exercise of Stock Options

The 2022 Plan and certain stock options issued under the 2022 Plan were amended in February 2023 to permit the stock option holder to early exercise at any time between the grant date and the vesting date. The amendment did not result in any incremental stock-based compensation expense. For the nine months ended September 30, 2023, certain employees, advisors and non-employee directors early exercised 8,115,628 stock options. In the event of termination of an employee, advisor or non-employee director, the Company can repurchase early exercised and unvested stock options for a period of six months following the later of (i) the termination date of the employee or non-employee director or (ii) the exercise date. The Company received $138 in cash proceeds related to the early exercise of stock options during the nine months ended September 30, 2023.

As a result of the aforementioned repurchase right, the Company initially records the proceeds received from the early exercise of stock options as a liability in the condensed balance sheets. Amounts are reclassified to additional paid-in capital when the underlying stock options vest and the Company’s right of repurchase lapses. The aggregate liability associated with the early exercise of stock options was $112 as of September 30, 2023. As of September 30, 2023, 5,637,352 early exercised stock options remain unvested. No stock options were early exercised during the year ended December 31, 2022, and consequently there were no unvested early exercised stock options as of that date. The shares of common stock subject to repurchase related to early exercised stock options are legally outstanding, as each holder is deemed to be a common stockholder that has dividend and voting rights during the vesting term.

11.	Commitments and Contingencies

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. The Company is not currently a party to any material legal proceedings, nor aware of any pending or threatened litigation that, in management’s opinion, would have a material adverse effect on the Company’s business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

12.	Related Party Transactions

On October 1, 2021, and April 4, 2022, the Company entered into promissory note agreements with an equity investor, KVP Capital LP (“KVP”), for $150 and $250 aggregate principal amounts, payable on demand. The promissory notes were recorded at carrying value and do not bear interest. The issuance of the Series A convertible preferred units on April 18, 2022 triggered the repayment of the promissory notes. There was no gain or loss recognized upon extinguishment of the promissory notes.

TOURMALINE BIO, INC.

Notes to Condensed Financial Statements

(in thousands, except share, per share data, and percentages)

(Unaudited)

In May 2023, an advisor, who is affiliated with Fourth Avenue FF Opportunities LP – Series Z, a five percent holder of the Company’s outstanding capital stock, early exercised stock options to purchase 950,000 shares of the Company’s common stock for $0.01 per share. The Company subsequently repurchased the shares from the advisor at $0.22 per share, equivalent to fair value as of the repurchase date, for an aggregate purchase price of $209. Fourth Avenue FF Opportunities LP – Series Z then purchased the shares from the Company for $0.22 per share for an aggregate purchase price of $209. As of September 30, 2023 and December 31, 2022, there were no amounts payable to or receivable from any related party.

13.	Subsequent Events

The Company has evaluated subsequent events through November 14, 2023, which is the date the condensed financial statements were issued, and has determined that there are no subsequent events requiring adjustments to or disclosure in the financial statements other than the following:

Merger with Talaris and Pre-Closing Financing

On October 19, 2023, the Company completed the Merger with Talaris in accordance with the terms of the Merger Agreement, pursuant to which, among other matters, Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Talaris. The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Immediately prior to the effective time of the Merger, Talaris effected a 1-for-10 reverse stock split of its common stock (the “Reverse Stock Split”). References to share amounts in the following paragraphs reflect the Reverse Stock Split.

Pursuant to the terms of the Merger Agreement, immediately prior to the effective time of the Merger, each share of the Company’s Series A convertible preferred stock was converted into a share of common stock. At the effective time of the Merger, Talaris issued an aggregate of approximately 15,877,090 shares of common stock to the Company’s stockholders, based on an exchange ratio of 0.07977 shares of common stock for each share of the Company’s capital stock, including those shares of the Company’s common stock issued upon the conversion of the Series A convertible preferred stock and those shares of the Company’s common stock issued in the Pre-Closing Financing (as described below), resulting in approximately 20,336,741 shares of common stock of the combined company being issued and outstanding immediately following the effective time of the Merger.

Immediately prior to the completion of the Merger, the Company consummated the Pre-Closing Financing and issued 4,092,035 shares (as effected by the exchange ratio described above) of the Company’s common stock for gross proceeds of $75,000.

In connection with the completion of the Merger, Talaris changed its name from “Talaris Therapeutics, Inc.” to “Tourmaline Bio, Inc.”, the Company changed its name to “Tourmaline Sub, Inc.”, and the business conducted by the combined company became primarily the business conducted by the Company.

TOURMALINE BIO, INC.

Notes to Condensed Financial Statements

(in thousands, except share, per share data, and percentages)

(Unaudited)

Adoption of 2023 Equity Incentive Plan and 2023 Employee Stock Purchase Plan

On October 17, 2023, the Company adopted the 2023 Equity Incentive Plan (the “2023 Plan”) which became effective upon completion of the Merger. The 2023 Plan is a successor to the 2022 Plan. The aggregate number of shares of common stock that may be issued pursuant to the 2023 Plan will not exceed a number of shares of common stock equal to ten percent (10%) of the total number of shares of common stock issued and outstanding determined as of immediately after the effective time of the Merger (the “Initial EIP Share Reserve”). In addition, subject to any other adjustments as defined in the 2023 Plan, such aggregate number of shares of common stock will automatically increase on January 1st of each year for a period of ten years commencing on January 1, 2024 and ending on (and including) January 1, 2033, in an amount equal to five percent (5%) of the total number of shares of common stock issued and outstanding determined as of the day prior to such increase; provided, however that the board of directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of common stock. The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options is three (3) multiplied by the Initial EIP Share Reserve.

Following the effectiveness of the 2023 Plan, no further grants were made under the 2022 Plan; however, any outstanding equity awards granted under the 2022 Plan will continue to be governed by the terms of the 2022 Plan.

On October 17, 2023, the Company adopted the 2023 Employee Stock Purchase Plan (the “2023 ESPP”), which became effective upon completion of the Merger on October 19, 2023. The ESPP was adopted by the Company’s board of directors on June 22, 2023. The maximum number of shares of common stock that may be issued under the Plan will not exceed a number of shares of common stock equal to one percent (1%) of the total number of shares of common stock issued and outstanding determined as of immediately after the effective time of the Merger) (the “Initial ESPP Share Reserve”), plus the number of shares of common stock that are automatically added on January 1st of each year for a period of up to ten years commencing on January 1, 2024 and ending on (and including) January 1, 2033, in an amount equal to the lesser of (x) one percent (1%) of the total number of shares of common stock issued and outstanding determined as of the day prior to such increase and (y) a number of shares equal to three times the Initial ESPP Share Reserve. Notwithstanding the foregoing, the board of directors may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding sentence.

Merger Litigation

From time to time, the Company may be involved in legal proceedings arising in the ordinary course of its business. Three individual lawsuits have been filed against Talaris and its directors related to the Merger: Wieder v. Talaris Therapeutics, Inc., et al., No. 1:23-cv-08355 (S.D.N.Y. filed Sept. 21, 2023), Carlisle v. Talaris Therapeutics, Inc., et al., No. 1:23-cv-08520 (S.D.N.Y. filed Sept. 27, 2023), and Roberts v. Talaris Therapeutics, Inc., et al., No. 1:23-cv-01063 (D. Del. filed Sept. 27, 2023) (collectively, the “Stockholder Litigation”). The complaints named Talaris and the Board of Directors of Talaris as defendants. Legacy Tourmaline and its officers and directors were not named as defendants in the complaints. The complaints asserted claims under Section 14(a) and Section 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 14a-19 promulgated thereunder, and generally allege that the proxy statement filed by Talaris on July 20, 2023, and as amended on August 25, 2023 and September 11, 2023 (the “Proxy Statement”), misrepresents and/or omits certain purportedly material information relating to the Merger. The complaints sought a variety of equitable and injunctive relief including, among other things, an injunction enjoining the consummation of the Merger, rescission of the Merger if it is consummated, rescissory damages and costs and attorneys’ fees.

Between July 25 and September 20, 2023, six purported stockholders of Talaris sent demand letters regarding the Proxy Statement (the “Demand Letters”). Based on the same core allegations as the Stockholder Litigation, the Demand Letters requested that Talaris disseminate corrective disclosures in an amendment or supplement to the Proxy Statement.

On October 10, 2023, Talaris filed a Form 8-K to update and supplement the Proxy Statement with additional disclosures relating to the Merger (the “Supplemental Disclosures”). Thereafter, plaintiffs in the Stockholder Litigation voluntarily dismissed their complaints, and opposing counsel (for the stockholders in the Stockholder Litigation and Demand Letters) requested a mootness fee in connection with the Supplemental Disclosures. The ultimate outcome of any litigation is uncertain and unfavorable outcomes could have a negative impact on the Company’s results of operations and financial condition. Regardless of outcome, litigation can have an adverse impact on the Company due to defense and settlement costs, diversion of management resources, negative publicity and reputational harm, and other factors.